CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of WMX Group Holdings, Inc (the “Company”) on Form 10-Q for the quarter ended December 31, 2012 filed with the Securities and Exchange Commission (the “Report”), I, Thomas Guerriero, Chief Executive Officer of the Company, and I, Philip Clark, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Thomas Guerriero
Name:	Thomas Guerriero
Title:	Principal Executive Officer and Director
Date:	February 14, 2013

By:	/s/ Philip Clark
Name:	Philip Clark
Title:	Principal Financial Officer
Date:	February 14, 2013

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.